                                                                   EXHIBIT 10.36

                                                     E X E C U T I O N   C O P Y


                            THE CERPLEX GROUP, INC.

                                SIXTH AMENDMENT
                        TO CREDIT AGREEMENT AND CONSENT


                This SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this "AMENDMENT") is dated as of August 6, 1997 and entered into by and among THE CERPLEX GROUP, INC., a Delaware corporation ("COMPANY"), the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF ("LENDERS") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders ("ADMINISTRATIVE AGENT"), and, for purposes of Section 6 hereof, CERTECH Technology, Inc., Cerplex Mass., Inc., Cerplex Limited, Apex Computer Company, Cerplex Subsidiary, Inc., Modcomp/Cerplex L.P., Modcomp Joint Venture, Inc., Modular Computer Services, Inc., Modular Computer Systems GmbH and Modcomp France S.A. (collectively, "GUARANTORS"), and is made with reference to that certain Credit Agreement dated as of October 12, 1994, as amended by that certain First Amendment to Credit Agreement and Limited Waiver dated as of April 15, 1996, that certain Second Amendment to Credit Agreement and Limited Waiver dated as of November 30, 1996, that certain Third Amendment to Credit Agreement dated as of April 9, 1997, that certain Fourth Amendment to Credit Agreement and Limited Waiver dated as of May 30, 1997 and that certain Fifth Amendment to Credit Agreement and Limited Waiver dated as of June 30, 1997 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders, Administrative Agent and Guarantors. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

                WHEREAS, Company and Lenders had agreed to amend certain provisions of the Credit Agreement;

                NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.      AMENDMENTS TO THE CREDIT AGREEMENT

SECTION 1.1     AMENDMENTS TO SECTION 1:  DEFINITIONS.

        A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "BORROWING BASE," "BORROWING BASE CERTIFICATE," "ELIGIBLE ACCOUNTS RECEIVABLE" and "FOREIGN ACQUISITIONS" contained therein.

        B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "PRIME RATE" contained therein and substituting the following therefor:

                "'PRIME RATE' means the rate that Citibank, N.A. announces at its principal office in New York from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Citibank, N.A. or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate."

        C. Subsection 1.1 of the Credit Agreement is hereby further amended by adding the following definitions in the appropriate alphabetical order:

                "'COMMON STOCK' means the common stock, $0.01 par value per share, of Company."

                "'CONSOLIDATED NET CASH FLOW FROM NORTH AMERICAN OPERATIONS' means, for any period, the gross receipts for such period minus all disbursements (excluding Consolidated Interest Expense for such period) for such period, all as determined on a consolidated basis for Company and its Domestic Subsidiaries (excluding Modcomp Joint Venture, Inc. and its Subsidiaries)."

                "'SIXTH AMENDMENT EFFECTIVE DATE' means August 6, 1997."

Section 1.2     Amendments to Section 2:  Amounts and Terms of Commitments and
Loans.

        A. Subsection 2.1A of the Credit Agreement is hereby amended to read in its entirety as follows:

                "A.      COMMITMENTS.  Subject to the terms and conditions of
        this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i) and 2.1A(ii).

                         (i) Term Loans. Each Lender severally agreed to convert Loans outstanding on the Third Amendment Effective Date and the amount of all unreimbursed drawings under letters of credit issued hereunder prior to the Third Amendment Effective Date in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment is set forth opposite its name on
                Schedule 2.1 annexed hereto and the aggregate amount of the Term Loan Commitments as of the Sixth Amendment Effective Date is $31,371,520; provided that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B.
                Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed. All Term Loans and all other amounts owed hereunder with respect to the Term Loans and the Term Loan Commitments shall be paid in full no later than the Commitment Termination Date.

                         (ii) Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. On the Third Amendment Effective Date, outstanding Loans in the aggregate principal amount of $6,000,000 were deemed to be Revolving Loans. As of the Sixth Amendment Effective Date, the Revolving Loan Commitments shall be reduced to $4,886,984. The amount of each Lender's Revolving Loan Commitment as of the Sixth Amendment Effective Date is set forth opposite its name on
                Schedule 2.1 annexed hereto; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A. Each Lender's Revolving Loan Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed up to but excluding the Commitment Termination Date.

                Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that (i) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect, (ii) in no event shall the Total Utilization of Revolving Loan Commitments (a) at any time during the period commencing on the date of any prepayment pursuant to subsection 2.4(iii)(d) and ending August 10, 1997 exceed the sum of $4,886,984 minus the Net Asset Sale Proceeds that are applied on such date to the prepayment of Revolving Loans plus the lesser of (1) 50% of the Net Asset Sale Proceeds from any Asset Sale relating to Modcomp or its Subsidiaries that are applied to the prepayment of Revolving Loans and (2) $1,000,000, (b) at any time during the period commencing August 11, 1997 and ending August 31, 1997 exceed the sum of the amount set forth in clause (a) plus the lesser of
        (1) 25% of the Net Asset Sale Proceeds from any Asset Sale relating to Modcomp or its Subsidiaries that are applied to the prepayment of Revolving Loans and (2) $500,000, and (c) at any time on and after September 1, 1997 exceed the sum of the amounts set forth in clauses
        (a) and (b) plus the lesser of (1) 25% of the Net Asset Sale Proceeds from any Asset Sale relating to Modcomp or its Subsidiaries that are applied to the prepayment of Revolving Loans and (2) $500,000 and (iii) in no event may the Total Utilization of Revolving Loan Commitments exceed $4,886,984 minus the Net Asset Sale Proceeds that are applied on the date of any prepayment of Revolving Loans pursuant to subsection 2.4(iii)(d) until Company shall have (a) issued the New Warrants, (b) entered into a Sixth Amendment to Registration Rights Agreement, (c) filed a Post-Effective Amendment to its Registration Statement on Form S-2 with respect to the shares of Common Stock underlying the New Warrants and (d) complied with subsection 6.22."

        B. Subsection 2.1B of the Credit Agreement is hereby amended by adding the following as the final paragraph thereof:

                "In the event that Company fails to comply with subsection 6.20 within 10 days after a request by Administrative Agent, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Loans on the 11th day following such request in an amount equal to the amount necessary to bring Company into compliance with subsection 6.20."

        C. Subsection 2.2A of the Credit Agreement is hereby amended to read in its entirety as follows:

                "A.      RATE OF INTEREST.  Subject to the provisions of
        subsections 2.2B, 2.6 and 2.7, (i) each Revolving Loan made on or after the Sixth Amendment Effective Date shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the rate of 15% per annum, (ii) each Revolving Loan outstanding on the Sixth Amendment Effective Date shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the sum of the Base Rate plus 2.00% per annum and (iii) each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the sum of the Base Rate plus 3.125% per annum."

        D. Subsection 2.2B of the Credit Agreement is hereby amended to read in its entirety as follows:

                "B.      ADDITIONAL INTEREST.  In the event that Company fails
        to prepay in full all outstanding Obligations on or prior to September 30, 1997, each Loan shall bear interest on the unpaid principal amount thereof from September 1, 1997, or if such Loan is made after September 1, 1997 the date made, through maturity (whether by acceleration or otherwise) at the interest rate otherwise payable under this Agreement with respect to such Loan plus an additional 1% per annum up to a maximum of 4% for each month following the month ended August 31, 1997 that all outstanding Obligations are not prepaid in full."

        E. Subsection 2.2C of the Credit Agreement is hereby amended to read in its entirety as follows:

                "C.      INTEREST PAYMENTS.  Subject to the provisions of
        subsection 2.2E, interest on each Loan shall be payable in arrears on and to the last day of each month; provided, however, that the payment in respect of July 31, 1997 shall be due and payable on August 10, 1997, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity)."

        F. Subsections 2.4A(iii)(b), (d), (f) and (g) of the Credit Agreement are hereby amended to read in their entirety as follows:

                "(b) Prepayments and Reductions Due to Issuance of Securities. On the date of receipt by Company of the Cash proceeds (any such proceeds net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, being "NET SECURITIES PROCEEDS") from the issuance of any Securities of Company after the Sixth Amendment Effective Date, Company shall prepay the Loans, and/or the Revolving Loan Commitments shall be permanently reduced, in an aggregate amount equal to the greater of (i) 20% of such Net Securities Proceeds or (ii) $1,500,000; provided, however, that in the event the Net Securities Proceeds of any such issuance are less than $1,500,000, Company shall prepay the Loans, and/or the Revolving Loan Commitments shall be permanently reduced, in an aggregate amount equal to 100% of such Net Securities Proceeds."

                "(d) Prepayments From the Sale of Modcomp. On the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds from any Asset Sale relating to Modcomp or its Subsidiaries, Company shall (1) prepay the Term Loans in an aggregate amount equal to $6,000,000, (2) prepay the Revolving Loans in an aggregate amount equal to the lesser of (A) $2,000,000 and (B) the remaining portion of such Net Asset Sale Proceeds and (3) prepay the Term Loans in an aggregate amount equal to 50% of any remaining portion of such Net Asset Sale Proceeds in excess of $8,000,000."

                "(f) Prepayments From the Sale of Pen Interconnect Stock. On the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds from the sale of the stock of Pen Interconnect, Company shall prepay the Loans, and/or the Revolving Loan Commitments shall be permanently reduced, in an amount equal to the amount by which the sum of (i) such Net Asset Sale Proceeds plus (ii) the royalty payments received by Company from Cerplex SAS in respect of October 31, 1997 exceed $600,000."

                "(g) Prepayments From Royalties. On the date of receipt by Company thereof, Company shall prepay the Loans, and/or the Revolving Loan Commitments shall be permanently reduced, in an amount equal to
        (i) the amount by which the sum of (A) the royalty payments received by Company from Cerplex SAS in respect of October 31, 1997 plus (B) the Net Asset Sale Proceeds from the sale of the stock of Pen Interconnect exceed $600,000, (ii) 100% of all other royalty payments received by Company from Cerplex SAS and (iii) 100% of all dividend payments paid to Company by Cerplex SAS."

        G. Subsection 2.4A(iv)(b) of the Credit Agreement is hereby amended by adding the following as the final sentence thereof:

                "Any Applied Amount required to be applied as a mandatory prepayment of the Loans pursuant to subsection 2.4(iii)(d) shall be applied as set forth in subsection 2.4(iii)(d)."

SECTION 1.3     AMENDMENTS TO SECTION 5:  COMPANY'S REPRESENTATIONS AND
WARRANTIES.

        Subsection 5.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

                "[Intentionally omitted]"

SECTION 1.4     AMENDMENTS TO SECTION 6:  COMPANY'S AFFIRMATIVE COVENANTS.

        A. Clause (xxii) of subsection 6.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                "(xxii) Cash Flow Forecast: (a) on the last day of each fiscal month, commencing September 30, 1997, (a) the North American Operations Consolidated Quarterly Cash Forecast (Base Forecast) for the immediately succeeding thirteen week period showing estimated Consolidated Net Cash Flow From North American Operations on a weekly basis during such period, prepared on a basis consistent with the North American Operations Consolidated Quarterly Cash Forecast (Base

Forecast) delivered on July 9, 1997 and attached hereto as Annex 1, certified by the chief financial officer of Company, and (b) on August 8, 1997, on August 28, 1997 and 5 Business Days after the last day of each fiscal month thereafter, commencing September 30, 1997, a statement of actual Consolidated Net Cash Flow From North American Operations for the period commencing July 3, 1997 and ending August 3, 1997, for the period commencing August 4, 1997 and ending August 24, 1997 and the four-week or five-week (as applicable) period then ended, respectively, all in reasonable detail and certified by the chief financial officer of Company."

        B. Section 6 of the Credit Agreement is hereby amended by adding the following as new subsections 6.19, 6.20, 6.21 and 6.22 thereof:

"6.19   POST-SIXTH AMENDMENT EFFECTIVE DATE DELIVERIES.

                On or before August 14, 1997,

                A. Company shall have issued to Lenders warrants to purchase 1,235,313 shares of Common Stock (the "NEW WARRANTS"), representing, together with all other warrants held by Lenders, warrants to purchase 5.1% of the Common Stock on a fully diluted basis as of the Sixth Amendment Effective Date, with an exercise price equal to $0.59 per share and Company shall have entered into a warrant agreement providing for the issuance of the New
Warrants.   Except for the exercise price, the terms and conditions of the New
Warrants and the warrant agreement shall, in all material respects, be identical to the terms and conditions of the Original Warrants (as defined in the Restated Warrant Agreement referred to below), the Additional Warrants (as defined in the Restated Warrant Agreement referred to below) and the Amended and Restated Warrant Agreement dated as of April 9, 1997 (the "RESTATED WARRANT AGREEMENT"), including, without limitation, the antidilution provisions set forth in Section 4 of the Restated Warrant Agreement. The New Warrants, together with the Original Warrants, the Additional Warrants, the Option Warrants and the Conversion Warrants shall hereinafter collectively be referred to as the "WARRANTS" and individually as a "WARRANT". Company and Lenders agree that, notwithstanding any language to the contrary contained in the Original Warrants or the Additional Warrants, no additional warrants shall be issuable thereunder as a result of the issuance of the New Warrants on the Sixth Amendment Effective Date. The Warrant Agreement shall also contain covenants substantially similar to the following:

                (i) If during any calendar quarter while a Warrant is outstanding, (a) options or other rights to acquire shares of Common Stock ("EMPLOYEE OPTION SHARES") are issued to any employees, officers or directors of Company or any of its Subsidiaries (including shares issued to Stephen Hopkins as consideration for his services as President and Chief Executive Officer of Company) and the aggregate number of such Employee Option Shares plus all other Employee Option Shares subject to options or other rights issued on or prior to such date exceeds 7,302,121 shares, which number represents 15% of the Common Stock on a fully diluted basis as of the Sixth Amendment Effective Date (as such number may be adjusted from time to time to reflect any subdivision or combination of shares of Common Stock, the "EMPLOYEE OPTION THRESHOLD"), or (b) options or other rights to acquire shares of Common Stock ("DIRECTOR OPTION SHARES") are issued to any directors of Company who were members of Company's Board of Directors as of the Sixth Amendment Effective Date and the aggregate number of such Director Option Shares plus all other Director Option Shares subject to options or other rights issued on or prior to such date exceeds 1,460,424 shares, which number represents 3% of the Common Stock on a fully diluted basis as of the Sixth Amendment Effective Date (as such number may be adjusted from time to time to reflect any subdivision or combination of shares of Common Stock, the "DIRECTOR OPTION THRESHOLD"), Company shall, as of the first day of the next succeeding calendar quarter, issue additional warrants (the "OPTION WARRANTS") to the holders of the Warrants on a pro rata basis covering that number of shares equal to the product of 5.1% (the "DILUTION PERCENTAGE") multiplied by the number of the Employee Option Shares or Director Option Shares, as the case may be, issued during such period (or, with respect to the first calendar quarter that the number of Employee Option Shares or Director Option Shares exceeds the Employee Option Threshold or the Director Option Threshold, as the case may be, the amount of such excess). To the extent that the Director Option Threshold is exceeded and Option Warrants are issued in accordance with the formula set forth above, the Employee Option Threshold shall be increased by the amount of such excess. The Option Warrants shall, in all material respects, be identical to the New Warrants, except that the exercise price of the Option Warrants shall be the average closing bid price of a share of Common Stock during the calendar quarter in respect of which the adjustment is being made. In the event that any of the Warrants are exercised after the Sixth Amendment Effective Date, the Dilution Percentage shall be reduced proportionately. In the event that any option or right with respect to which an adjustment was made pursuant to this paragraph terminates or expires unexercised during any calendar quarter, the number of Option Warrants shall be reduced proportionately as of the end of such calendar quarter. In addition, in the event of any consolidation, merger, sale or conveyance of Company as an entirety or reclassification of the Common Stock, Company shall make the adjustments provided for in this paragraph in respect of any issuances that occurred during the period from the date of the last determination to the date of such event. For purposes of this paragraph, rights purchased from Company to acquire shares of Common Stock and rights purchased from Persons other than Company to acquire shares of Common Stock, in each case in a bona fide arm's-length transaction for consideration at least equal to the Reference Price (as defined in the Original Warrants), and any shares of the Series B Preferred Stock held by any employees, officers or directors of Company or any of its Subsidiaries on the Sixth Amendment Effective Date shall not constitute Employee Option Shares or Director Option Shares.

                (ii) If, at any time on or after the Sixth Amendment Effective Date and while a Warrant is outstanding, all or any portion of the principal amount of the Subordinated Notes is converted into shares of Common Stock and the Market Price (as defined below) of a share of Common Stock following such conversion is less than the Measurement Price (as defined below) of a share of Common Stock prior to such conversion, Company shall issue additional warrants (the "CONVERSION WARRANTS") to the holders of the Warrants on a pro rata basis covering that number of shares equal to the product of the difference between the Market Price and the Measurement Price multiplied by the total number of shares issuable upon exercise of the Warrants held by such holders divided by the Market Price. For the purpose of this paragraph (ii), "MARKET PRICE" shall mean the average closing bid price for a share of Common Stock for the five trading days after the filing of a Current Report Form 8-K with respect to such conversion and (ii) "MEASUREMENT PRICE" shall mean the average closing bid price of a share of Common Stock for the five trading days prior to the public announcement of such conversion. The date on which the Current Report on Form 8-K is filed or of the public announcement shall not be considered a trading day. The Conversion Warrants shall, in all material respects, be identical to the New Warrants, except that the exercise price of the Conversion Warrants shall be the Market Price per share.

                (iii) In the event that any shares of the 657 shares of the Series B Preferred Stock of Company outstanding on the Sixth Amendment Effective Date are converted into shares of Common Stock during any calendar quarter at a conversion ratio that is greater than or less than 2500 shares of Common Stock for each share of Series B Preferred Stock, then the number of shares of Common Stock issuable upon the exercise of the New Warrants shall be increased or decreased, as the case may be, effective upon the first day of the next succeeding calendar quarter, by the difference between the number of shares of Common Stock into which such shares of Series B Preferred Stock of Company were converted and the number of shares of Common Stock into which such shares of Series B Preferred Stock were projected to be converted for purposes of calculating the number of New Warrants originally issued. In addition, in the event of any consolidation, merger, sale or conveyance of Company as an entirety or reclassification of the Common Stock, Company shall make the adjustments provided for in this paragraph in respect of any conversion that occurred during the period from the date of the last determination to the date of such event.

                B. Company shall have entered into a Sixth Amendment to Registration Rights Agreement in form and substance satisfactory to Lenders.

                C. Company shall have filed a Post-Effective Amendment to its Registration Statement on Form S-2 with respect to the shares of the Common Stock underlying the New Warrants issued to Lenders on the Sixth Amendment Effective Date, and shall use its best efforts to cause such Post-Effective Amendment to become effective as soon as possible thereafter.

"6.20   LEGAL FEES

                Company shall, at all times, on and after the sale of Modcomp and its Subsidiaries maintain on deposit with counsel for Administrative Agent a $50,000 retainer fee.

"6.21   AMENDMENT FEE

                Company shall pay to Administrative Agent for distribution to each Lender, in proportion to that Lender's Pro Rata Share, an amendment fee in an amount equal to $200,000, payable on the earlier of the Commitment Termination Date and the date on which all outstanding Obligations are prepaid in full."

"6.22   AGREEMENT WITH SUBORDINATED DEBT

                On or prior to August 14, 1997, Company shall deliver to Administrative Agent an agreement duly executed by the parties to the Note Purchase Agreement, in form and substance satisfactory to Lenders, (i) that the August 19, 1997 interest payment on the Subordinated Notes will accrue but not be payable in cash or other property and shall instead be added to the principal amount of the Subordinated Notes, (ii) amending clause (a) of the definition of `Senior Debt' in the Note Purchase Agreement to provide that only prepayments accompanied by permanent reductions in the Loans or Commitments shall reduce the principal amount of the Wells Fargo Credit Agreement Debt (as defined in the Note Purchase Agreement) that constitutes "Senior Debt" for purposes of the Note Purchase Agreement" and (iii) amending the financial covenants contained in the Note Purchase Agreement to correspond to the changes made herein to subsection 7.6 of the Credit Agreement.

SECTION 1.5     AMENDMENTS TO SECTION 7:  COMPANY'S NEGATIVE COVENANTS.

        A. Subsection 7.6 of the Credit Agreement is hereby amended to read in its entirety as follows:

        "A.     LIQUIDITY RATIO.  Company shall not permit the ratio of (i)
Consolidated Current Assets to (ii) Consolidated Current Liabilities as of the last day of any fiscal quarter of Company set forth below to be less than the correlative amount indicated:

                PERIOD                                MINIMUM LIQUIDITY RATIO
                ------                                -----------------------
        Fiscal quarter ended June 30, 1997                                0.57:1.00
        Fiscal quarter ended September 30, 1997                           0.52:1.00
        Fiscal quarter ended December 31, 1997                            0.54:1.00
        Fiscal quarter ended March 31, 1998 and thereafter                0.55:1.00

        "B.     MAXIMUM LEVERAGE RATIO.  Company shall not permit the ratio of
Consolidated Total Liabilities as of the last day of any fiscal quarter of Company to

Consolidated Tangible Net Worth for the period set forth below then ended to be greater than (i.e., less negative but not positive) the correlative amount indicated:

                PERIOD                                    MAXIMUM LEVERAGE RATIO
                ------                                    ----------------------
        Fiscal quarter ended June 30, 1997                       (7.27):1.00
        Fiscal quarter ended September 30, 1997                  (6.48):1.00
        Fiscal quarter ended December 31, 1997                   (6.78):1.00
        Fiscal quarter ended March 31, 1998 and thereafter       (7.07):1.00

        "C.     MINIMUM CONSOLIDATED TANGIBLE NET WORTH.  Company shall not permit Consolidated Tangible Net Worth at any time during any period set forth below to be less than the correlative amount indicated plus 100% of any Net Securities Proceeds from the issuance of any Securities of Company after the Third Amendment Effective Date:

                                                          MINIMUM CONSOLIDATED TANGIBLE
                                                          -----------------------------
                PERIOD                                            NET WORTH
                ------                                            ---------
        June 30, 1997 through September 29, 1997                  $ (15,464,000)

        September 30, 1997 through December 30, 1997                (15,115,000)

        December 31, 1997 through March 30, 1998                    (14,392,000)

        March 31, 1998 and thereafter                               (13,592,000)

        "D.     MINIMUM PROFITABILITY.  Company shall not permit Consolidated
Net Income (excluding any gain on the sale of PCS) for any period set forth below to be less than the correlative amount indicated:

                PERIOD                                    MINIMUM PROFITABILITY
                ------                                    ---------------------
        Fiscal quarter ended June 30, 1997                      $(16,359,000)
        Fiscal quarter ended September 30, 1997                   (1,208,000)
        Fiscal quarter ended December 31, 1997                      (588,000)
        Fiscal quarter ended March 31, 1998                         (141,000)

        "E.     MINIMUM PROFITABILITY FROM NORTH AMERICAN AND CORPORATE
OPERATIONS. Company shall not permit Consolidated Net Income From North American and Corporate Operations for any period set forth below to be less than the correlative amount indicated:

                PERIOD                                    MINIMUM PROFITABILITY
                ------                                    ---------------------
        Fiscal quarter ended June 30, 1997                       $ (15,521,000)
        Fiscal quarter ended September 30, 1997                     (1,873,000)
        Fiscal quarter ended December 31, 1997                      (1,387,000)
        Fiscal quarter ended March 31, 1998                         (1,367,000)

        "F.     MINIMUM CONSOLIDATED CASH FLOW.  Company shall not permit
Consolidated Net Cash Flow From North American Operations for the period commencing July 3, 1997 and ending August 3, 1997, the period commencing August 4, 1997 and ending August 24, 1997 or any four-week or five-week (as applicable) period ending on the last day of any fiscal month thereafter to be less than (i) Consolidated Net Cash Flow From North American Operations for the same period as reflected on the North American Operations Consolidated Quarterly Cash Forecast (Base Forecast) most recently delivered by Company pursuant to subsection 6.1(xxii) minus (ii) $250,000."

SECTION 1.6     AMENDMENTS TO SECTION 8:  EVENTS OF DEFAULT.

                A. Subsection 8.3 of the Credit Agreement is hereby amended by adding the phrase ", 6.19 or 6.22" after the phrase "6.17" contained therein.

                B. Subsection 8.14 of the Credit Agreement is hereby amended by deleting the phrase "or Company shall fail to consummate the sale of the Pen Interconnect stock held by Company on or prior to June 30, 1997;" contained therein.

SECTION 1.7     AMENDMENTS TO EXHIBITS AND SCHEDULES.

                A.  Exhibit V of the Credit Agreement is hereby deleted and
Exhibit V hereto substituted therefor.

                B.  Exhibit XVII of the Credit Agreement is hereby deleted.

                C.  Schedule 2.1 of the Credit Agreement is hereby deleted and
Schedule 2.1 hereto substituted therefor.

SECTION 2.      CONSENT

                Pursuant to subsection 7.7 of the Credit Agreement, Lenders hereby consent to the sale to CSP Inc., a Massachusetts corporation, of all or substantially all of the assets of Modcomp, including all of the capital stock of all Subsidiaries of Modcomp, pursuant to the terms of that certain Asset Purchase Agreement dated as of August 6, 1997 (the "PURCHASE AGREEMENT") in the form provided to Lenders with such changes thereto as shall not individually or in the aggregate be material and adverse to Company; provided that (i) such sale occurs on or prior to September 1, 1997, (ii) the Purchase Price (as defined in the Purchase Agreement) is not less than $8,200,000, (iii) the Net Asset Sale Proceeds from such sale are at least $7,500,000 and (iv) the Net Asset Sale Proceeds, including amounts held in escrow, are wired at the closing of such sale to an account designated by Administrative Agent for application to the Loans as provided pursuant to subsection 2.4A(iii)(d). Effective upon consummation of the sale pursuant to the Purchase Agreement, and payment to the account designated by Administrative Agent of $7,500,000, Lenders agree that all security interests and Liens in the capital stock and assets of Modcomp and its

Subsidiaries shall terminate and be released and all obligations under the guaranties of such entities shall be irrevocably terminated and hereby authorize Administrative Agent to take all necessary and appropriate action on behalf of Lenders to effect such release and termination.

                Pursuant to subsection 7.7 of the Credit Agreement, Lenders also hereby consent to the sale of the stock of Pen Interconnect; provided that the Net Asset Sale Proceeds from such Asset Sale are at least $350,000 and such sale occurs on or prior to December 31, 1997.

SECTION 3.      ACKNOWLEDGMENT RE LIMITED WAIVER

                Lenders hereby acknowledge that pursuant to the Limited Waiver dated as of July 10, 1997 (the "LIMITED WAIVER"), Lenders waived compliance with the provisions of (i) subsection 2.2C of the Credit Agreement to the extent necessary to permit the payment of interest due and payable on July 31, 1997 to be made on or prior to August 8, 1997; (ii) subsection 7.6 of the Credit Agreement for the period commencing July 10, 1997 and ending August 8, 1997; and (iii) subsection 8.14 of the Credit Agreement to the extent necessary to permit Company to consummate the sale of the Pen Interconnect stock held by Company on or prior to August 8, 1997. Company hereby acknowledges that pursuant to the Limited Waiver it shall have no right to borrow under the Credit Agreement prior to August 9, 1997 and that the Limited Waiver is of no further force and effect in the event that (a) Company submits a Notice of Borrowing under the Credit Agreement prior to August 9, 1997 or (b) Company makes any payment on or sets apart any payment on any Subordinated Indebtedness.

SECTION 4.      CONDITIONS TO EFFECTIVENESS

                This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SIXTH AMENDMENT EFFECTIVE DATE"):

        A. On or before the Sixth Amendment Effective Date, Administrative Agent shall have received for each Lender counterparts hereof duly executed on behalf of Company, Administrative Agent, each Lender and each Guarantor.

        B.      Administrative Agent shall have received:

                1. Resolutions of Company's Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and the Warrant Agreement, certified as of the Sixth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

                2. Signature and incumbency certificates of the officers of Company executing this Amendment and the Warrant Agreement.

        C. On or before the Sixth Amendment Effective Date, Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Brobeck, Phleger & Harrison LLP, counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel.

        D. On or before the Sixth Amendment Effective Date, Lenders and their respective counsel shall have received duly executed copies of a waiver of the provisions of the Note Purchase Agreement through August 14, 1997, in form and substance satisfactory to Lenders.

SECTION 5.      COMPANY'S REPRESENTATIONS AND WARRANTIES

                In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:
        A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

        B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company, as the case may be.

        C. NO CONFLICT. The execution and delivery by Company of this Amendment and the performance of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

        D. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

        E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement, other than subsection 5.14, are and will be true, correct and complete in all material respects on and as of the Sixth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 6.      ACKNOWLEDGEMENT AND CONSENT

                Company is a party to the Company Collateral Documents, in each case as amended through the Sixth Amendment Effective Date, pursuant to which Company has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. Guarantors are a party to the Guaranty and the Subsidiary Collateral Documents, in each case as amended through the First Amendment Effective Date, pursuant to which each Guarantor has (i) guarantied the Obligations and (ii) created Liens in favor of Administrative Agent on certain Collateral to secure the obligations of such Guarantor under the Guaranty. Company and Guarantors are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Guaranty, the Company Collateral Documents and the Subsidiary Collateral Documents are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including, without limitation, the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

                Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Sixth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 7.      GENERAL RELEASE

                A. Except with respect to the matters, rights and obligations specified in Section 7B hereof, each Loan Party for itself and on behalf of its parent, subsidiary and affiliate corporations, past or present, and each of them, as well as each of their respective directors, officers, agents, employees, servants, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and each of them (collectively, the "RELEASORS") hereby releases and forever discharges each Lender and each of its parents, subsidiaries and affiliates, past or present, and each of them, as well as each of their respective directors, officers, agents, employees, servants, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the "RELEASEES"), from and against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by the Releasors, and whether concealed or hidden, which Releasors now own or hold or have at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof (collectively the "RELEASED MATTERS").

                B. Notwithstanding anything hereunder to the contrary, this Release shall not release or alter any obligation arising subsequent to the date hereof to comply with the terms and conditions of the Credit Agreement and the other Loan Documents. It is expressly understood and agreed that it is the intent of the Loan Parties to forever release certain claims against Lenders, including, but not limited to, any claims related to the actions and omissions of Releasees prior to the date hereof, but that nothing herein shall affect the obligations of the Releasees arising subsequent to the date hereof, including, but not by way of limitation, compliance subsequent to the date hereof with all terms and conditions of the Credit Agreement and the other Loan Documents.

                C. Without limiting the generality of the foregoing, each Loan Party for itself and on behalf of the other Releasors expressly releases any and all past, present and future claims in connection with the Released Matters, about which the Releasors do not know or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect such Loan Party's decision to enter into this Release, and to this end each Loan Party for itself and on behalf of each of the other Releasors waives all rights under Section 1542 of the Civil Code of California, which states in full as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Each Loan Party knowingly and willingly waives the provisions of Section 1542 and acknowledges and agrees that this waiver is an essential and material term of this Release. Each Loan Party has reviewed this Release with such Loan Party's legal counsel, and such Loan Party understands and acknowledges the significance and consequence of this Release and of the specific waiver of
Section 1542 of the Civil Code of California.

                D. Each Loan Party represents, warrants and agrees that in executing and entering into this Release, such Loan Party is not relying and has not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in the Credit Agreement or the other Loan Documents. Each Loan Party understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to such Loan Party or believed by such

Loan Party to be true. Nevertheless, each Loan Party intends by this Release to release fully, finally and forever all Released Matters and agrees that this Release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

                E. Each Loan Party hereby represents and warrants that it has not heretofore assigned or transferred or purported to assign or transfer to any person or entity all or any part of or any interest in any Released Matter. Each Loan Party agrees to indemnify and hold harmless the Releasees against any claim, contention, demand, cause of action, obligation and liability of any nature, character or description whatsoever, including the payment of attorney's fees and costs actually incurred, whether or not litigation is commenced, which may be based upon or which may arise out of or in connection with any such assignment or transfer or purported assignment or transfer of any Released Matter against any Releasee.

                F. This Release constitutes and is intended to constitute the entire agreement between each Loan Party and each Lender concerning the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever concerning the subject matter hereof have been made by any Loan Party or any Lender except as set forth herein. All prior discussions and negotiations with respect to the subject matter hereof are superseded by this Release.

                G. If any provision of this Release is determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable.

                H. This Release shall inure to the benefit of the Releasees and be binding upon the Releasors and, in each case, their respective partners, officers, directors, shareholders, employees, agents, independent contractors and their successors, assigns, heirs, executors, administrators and representatives of each of the foregoing.

                I. This Release is not to be construed and does not constitute an admission of any liability by any person or entity for any purpose.

SECTION 8.      MISCELLANEOUS

        A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                1. On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement",

        "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                2. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

        B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

        C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   THE CERPLEX GROUP, INC.


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   CERTECH TECHNOLOGY, INC. (for purposes
                                   of Section 6 only) as a Credit Support Party


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   CERPLEX MASS., INC. (for purposes of Section
                                   6 only) as a Credit Support Party


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   CERPLEX LIMITED (for purposes of Section 6 only) as a Credit Support Party


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   APEX COMPUTER COMPANY (for purposes of
                                   Section 6 only) as a Credit Support Party


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                   CERPLEX SUBSIDIARY, INC. (for purposes of
                                   6 only) as a Credit Support Party

                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------



                                   MODCOMP/CERPLEX L.P. (for purposes of Section 6 only) as a Credit Support Party

                                   By:  Cerplex Subsidiary, Inc., as general
                                   partner


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------



                                   MODCOMP JOINT VENTURE, INC. (for purposes of
                                   Section 6 only) as a Credit Support Party


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------



                                   MODULAR COMPUTER SERVICES, INC. (for purposes of Section 6 only) as a Credit Support Party


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   MODULAR COMPUTER SYSTEMS GMBH (for purposes of Section 6 only) as a Credit Support Party


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                   MODCOMP FRANCE S.A. (for purposes of Section
                                   6 only) as a Credit Support Party



                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------



                                   WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   INDIVIDUALLY AND AS ADMINISTRATIVE AGENT


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------



                                   CITIBANK, N.A., AS A LENDER


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                   EXHIBIT V

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE


THE UNDERSIGNED HEREBY CERTIFY THAT:

                 (1) I am the duly elected [Title] of THE CERPLEX GROUP, INC., a Delaware corporation ("COMPANY");

                 (2) I have reviewed the terms of that certain Credit Agreement dated as of October 12, 1994, as amended, supplemented, amended and restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, amended and restated or otherwise modified, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions listed therein as Lenders and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

                 (3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

                 [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________]
                 The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this

__________ day of _____________, 199_ pursuant to subsection 6.1(iii) of the Credit Agreement.

                 The undersigned officer is executing this Compliance Certificate in his or her capacity as a corporate officer and absent knowing and intentional misrepresentation shall have no personal liability should any statement or representation made herein prove to be inaccurate.

                                   THE CERPLEX GROUP, INC.


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                ATTACHMENT NO. 1
                           TO COMPLIANCE CERTIFICATE


                 This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, 199_ and pertains to the period from ____________, 199_ to ____________, 199_. Subsection references herein relate to subsections of the Credit Agreement.

A.      INDEBTEDNESS

        1.      Indebtedness permitted under subsection 7.1(vii):  $___________

        2.      Maximum permitted under subsection 7.1(vii):       $___________

B.      CONTINGENT OBLIGATIONS

        1.      Notional amount of Interest Rate Agreements
                permitted under subsection 7.4(iii):               $___________

        2.      Maximum permitted under subsection 7.4(iii):       $___________

        3.      Notional amount of Interest Rate Agreements
                permitted under subsection 7.4(v):                 $___________

        4.      Maximum permitted under subsection 7.4(v):         $___________

C.      LIQUIDITY RATIO

        1.      Consolidated Current Assets:                       $___________

        2.      Consolidated Current Liabilities:                  $___________

        3.      Ratio of (1) to (2):                                  ____:1.00

        4.      Minimum ratio required under subsection 7.6A:         ____:1.00

D.      MAXIMUM LEVERAGE RATIO

        1.  Consolidated Total Liabilities:                        $___________

        2.  Consolidated Tangible Net Worth:                       $___________

        3.  Ratio of (1) to (2):                                      ____:____

        4.  Maximum ratio required under subsection 7.6B:             ____:1.00

E.      MINIMUM CONSOLIDATED TANGIBLE NET WORTH

        1.      Consolidated Tangible Net Worth:                   $___________

        2.      Minimum required under subsection 7.6C:            $___________

F.      MINIMUM PROFITABILITY

        1.      Consolidated Net Income (excluding PCS):           $___________

        2.      Minimum Consolidated Net Income required under
                subsection 7.6D:                                   $___________

G.      MINIMUM PROFITABILITY FROM NORTH AMERICAN AND CORPORATE OPERATIONS

        1.      Consolidated Net Income From North American
                and Corporate Operations:                          $___________

        2.      Minimum Consolidated Net Income From North
                American and Corporate Operations required
                under subsection 7.6E:                             $___________

H.      MINIMUM CONSOLIDATED CASH FLOW

        1.      Consolidated Net Cash Flow From North
                American Operations:                               $___________

        2.      Base Forecast:                                     $___________

        3.      $250,000                                           $___________

        4.      Minimum Consolidated Cash Flow required
                under subsection 7.6F:                             $___________

I.      CONSOLIDATED CAPITAL EXPENDITURES

        1.      Consolidated Capital Expenditures for Fiscal
                Year-to-date:                                      $___________

        2.      Maximum amount of Consolidated Capital
                Expenditures permitted under subsection 7.8:       $___________

J.      DEPOSIT ACCOUNTS

        Deposit Account No.                                           Balance